UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported)  February 18, 2005

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 361-2600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On February 18, 2005, we amended the loan agreement governing our revolving credit facility agented by Southwest Bank of Texas, N.A. ("SWBT") that is secured by our foreign receivables to extend the maturity date of the credit facility to February 28, 2005. The amendment requires that we prepay $3.2 million under the facility by February 22, 2005. A copy of the Tenth Amendment to EXIM Guaranteed Loan Agreement, dated as of February 18, 2005, with SWBT, as agent, and the other lenders specified therein is attached as an exhibit to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 18, 2005, the Company issued a press release providing an update regarding the proposed recapitalization and refinancing of indebtedness. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

	10.1	Tenth Amendment to EXIM Guaranteed Loan Agreement, dated as of February 18, 2005, among Horizon Offshore Contractors, Inc., Horizon Subsea Services, Inc., Horizon Vessels, Inc., HorizEn, L.L.C., and Southwest Bank of Texas, N.A., as agent, and the other lenders specified therein.

	99.1	Press release of Horizon Offshore, Inc. dated February 18, 2005.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp Executive Vice President and Chief Financial Officer

Dated:    February 18, 2005